SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 20, 2002
(November 18, 2002)

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza	10004
New York, New York	(Zip code)
(Address of principal executive offices)

(212) 668-0340
(Registrant’s telephone number, including area code)

Page 1 of 5 Pages

Index to Exhibits on Page 4

Item 5.    Other Events

On November 18, 2002, Ambac Financial Group, Inc. (the “Registrant”) issued a press release containing information regarding a write down amounting to $79.4 million after tax relating to impairment on National Century Financial Enterprises, Inc. (NCFE) notes it owns in its financial services investment portfolio. Exhibit 99.14 is a copy of such press release and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit Number	Item

99.14	Information regarding a write down amounting to $79.4 million after tax in its financial services investment portfolio contained in the press release issued by the Registrant on November 18, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: November 20, 2002	By:	/s/ Frank J. Bivona

Frank J. Bivona Vice Chairman and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit

99.14	Information regarding a write down amounting to $79.4 million after tax in its financial services investment portfolio contained in the press release issued by the Registrant on November 18, 2002.